UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2022

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

On May 12, 2022, the Audit Committee of the Board of Directors completed a competitive selection process to determine our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit Committee invited to participate in this process several independent public accounting firms that are subject to inspection by the Public Company Accounting Oversight Board, or PCAOB. As a result of this process, on May 16, 2022, we dismissed BDO China Shu Lun Pan Certified Public Accountants LLP, or BDO China, as our independent registered public accounting firm. BDO China, which audited our consolidated financial statements from 2015 through 2021, is not inspected by the PCAOB and therefore was not considered by the Audit Committee in selecting our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The reports of BDO China on our consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and 2020 and in the subsequent interim period through March 31, 2022, there were (a) no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S‑K and the related instructions) with BDO China on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of BDO China, would have caused BDO China to make reference thereto in its reports on the consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S‑K).

We have provided a copy of the foregoing disclosures to BDO China and requested that BDO China furnish us with a letter addressed to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO China agreed with the above disclosures. A copy of BDO China’s letter furnished pursuant to that request is filed as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On May 12, 2022, the Audit Committee also approved the engagement of Armanino LLP, or Armanino, as our new independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2022. Armanino is subject to inspection by the PCAOB. The engagement of Armanino became effective on May 19, 2022.

During the fiscal years ended December 31, 2021 and 2020 and in the subsequent interim period through March 31, 2022, neither we nor anyone on our behalf consulted with Armanino with respect to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and no written report or oral advice was provided to us by Armanino that was an important factor that we considered in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S‑K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S‑K).

Item 8.01	Other Events.

In connection with our Annual Meeting of Stockholders to be held on June 30, 2022 or the 2022 Annual Meeting, we will file with the Securities and Exchange Commission or the SEC, and furnish to holders of our Class A and Class B common stock as of May 3, 2022 (the record date for the 2022 Annual Meeting), a proxy statement that will include a proposal to ratify the engagement of Armanino as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information.

Stockholders will be able to obtain, free of charge, the proxy statement and other filings made by us with respect to the 2022 Annual Meeting when those filings become available by (a) sending a letter to Shareholder Services at ACM Research, Inc., 42307 Osgood Road, Suite I, Fremont, California 94539 to the attention of our Corporate Secretary or an email at investor.relations@acmrcsh.com or (b) visiting our website at www.acmrcsh.com or the SEC’s website at www.sec.gov.

Information regarding the identity of the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of stockholders in connection with the 2022 Annual Meeting, and their interests in the solicitation, will be set forth in the proxy statement that we will file with the SEC in connection with the 2022 Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
16.1	Letter dated May 19, 2022 from BDO China Shu Lun Pan Certified Public Accountants LLP to the Securities and Exchange Commission

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer

Dated: May 19, 2022